Exhibit 99.1

Inventergy Announces Signing of Definitive Agreement with Fortress Investment Group

Agreement Formalizes Letter of Intent Announced on September 29, 2016

CAMPBELL, CA -- (Marketwired) – December 23, 2016 -- Inventergy Global, Inc. (NASDAQ: INVT), an intellectual property licensing and innovation company (“Inventergy” or the “Company”), announced today that it has signed a definitive agreement (the “Agreement”) with investment funds affiliated with Fortress Investment Group LLC (collectively “Fortress”) under which Fortress may fund, at its discretion, an enhanced enforcement program to further monetize Inventergy’s 740 telecommunications patent assets that the Company previously acquired from Panasonic, Nokia and Huawei. This Agreement implements the arrangement that was outlined in a letter of intent between the two parties announced on September 29, 2016, and will become fully effective upon approval by Inventergy’s shareholders, which is expected to occur prior to March 31, 2017.

About Inventergy Global, Inc.

Inventergy Global, Inc. is a Silicon Valley-based intellectual property company dedicated to identifying, acquiring and licensing patented technologies of market-significant technology leaders and small companies. Led by IP industry pioneer and veteran Joe Beyers, the Company leverages decades of corporate experience, market and technology expertise, and industry connections to assist Fortune 500 and other technology companies in leveraging the value of their innovations to achieve greater returns. For more information about Inventergy, visit www.inventergy.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains statements, estimates, forecasts and projections with respect to future performance and events, which constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Those statements include statements regarding the intent and belief or current expectations of the Company and its affiliates and subsidiaries and their respective management teams. These statements may be identified by the use of words like "anticipate," "believe," "estimate," "expect," "intend," "may," "plan," "will," "should," "seek" and similar expressions and include any projections or estimates set forth herein. Investors and prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, that actual results may differ materially from those projected in the forward-looking statements.

Contact:

Robert Haag

IRTH Communications

INVT@irthcommunications.com

866-976-4784